Exhibit 10.1

FIFTH AMENDMENT

TO

CREDIT AGREEMENT

DATED FEBRUARY 27, 2004

BY, BETWEEN AND AMONG

BEASLEY MEZZANINE HOLDINGS, LLC,

BANK OF MONTREAL, CHICAGO BRANCH, AS ADMINISTRATIVE AGENT

AND

THE LENDERS PARTY THERETO

This FIFTH AMENDMENT (the “Amendment”) dated as of April 13, 2007, is entered into by, between and among BEASLEY MEZZANINE HOLDINGS, LLC (“Borrower”), BANK OF MONTREAL, CHICAGO BRANCH (“Bank of Montreal”), as administrative agent for Lenders (in such capacity the “Administrative Agent”), and THE LENDERS (as defined in the Credit Agreement).

WHEREAS, Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 27, 2004, as amended by the First Amendment to Credit Agreement dated June 18, 2004, the Second Amendment to Credit Agreement dated June 27, 2005, the Third Amendment to Credit Agreement dated January 30, 2006, and the Fourth Amendment to Credit Agreement dated February 1, 2007 (as amended, the “Credit Agreement”);

WHEREAS, Borrower desires that Lenders (i) increase the aggregate amount of Term Loan Commitments by $28,055,555.55 to $128,055,555.55, which increased amount shall be used by Borrower to repay the outstanding Revolving Loans (but not reduce the Revolving Loan Commitments) and to repay, in full, the Loans of The Bank of New York, (ii) to decrease the aggregate amount of the Revolving Loan Commitments by $17,243,055.55 to $102,131,944.45, and (iii) increase the maximum amount of Incremental Facility by $15,000,000 to $90,000,000 and to include revolving loans as part thereof;

WHEREAS, after giving effect to this Amendment, the Lenders shall have extended to Borrower revolving and term credit facilities in the aggregate amount of $230,187,500 and an uncommitted credit facility of up to $90,000,000;

WHEREAS, upon the effective time of this Amendment, Wells Fargo, National Association shall replace The Bank of New York as the “Syndication Agent”, and BNP Paribas shall replace Wells Fargo, National Association as a “Co-Documentation Agent”; and

WHEREAS, Borrower, the Administrative Agent and the Lenders desire to enter into this Amendment to effect the foregoing and to amend certain other provisions of the Credit Agreement as more particularly set forth below;

NOW, THEREFORE, Borrower, the Administrative Agent and the Lenders hereby agree as follows:

1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

A.	The following defined terms set forth in subsection 1.1 of the Credit Agreement are hereby deleted in their entirety and replaced with the following new definitions:

“Consolidated Excess Cash Flow” means, for Borrower and its Subsidiaries on a consolidated basis, for any Fiscal Year of Borrower, the amount by which Borrower’s and its Subsidiaries’ operating revenues collected in Cash during such Fiscal Year exceed the sum (without duplication) of (i) Borrower’s and its Subsidiaries’ consolidated operating expenses paid in Cash in such period (including, without duplication, Consolidated Cash Interest Expense and general and administrative expenses), plus (ii) the amount (without duplication) paid in Cash by Borrower and its Subsidiaries in such period for (a) principal repayments of the Consolidated Total Debt (excluding payments made from Consolidated Excess Cash Flow), including voluntary prepayments of the Term Loans in accordance with subsection 2.4B(i), plus (b) Consolidated Capital Expenditures paid in Cash, plus (c) Cash distributions permitted under subsection 7.5 hereof, plus (d) fees and expenses paid in Cash by Borrower and its Subsidiaries hereunder or under the other Loan Documents for the effectiveness of such agreements and for amendments and waivers thereto excluding such costs that are paid with proceeds of Loans, plus (e) all legal fees and expenses paid in Cash by Borrower and its Subsidiaries with respect to any acquisition or disposition of a Station permitted hereunder excluding such costs that are paid with proceeds of Loans hereunder, plus (f) the aggregate amount of Holdings Advances made in such Fiscal Year, plus (g) all Cash invested in Investments during such Fiscal Year as permitted by subsection 7.3(v), (viii) and (ix) or used in consummating Permitted Acquisitions excluding Investments or Permitted Acquisitions made with Cash constituting proceeds of Loans hereunder. For purposes of calculating Consolidated Excess Cash Flow with respect to assets not owned by the Borrower and its Subsidiaries for the full Fiscal Year, Consolidated Excess Cash Flow shall be calculated as if any operations disposed of by any Borrower and its Subsidiaries at any time during the preceding 12-month period had not been owned by the Borrower and its Subsidiaries for any of the full preceding 12-month period.

“Revolving Loan Commitment Termination Date” means the earlier of (i) June 30, 2015 or (ii) the date on which the Commitments are terminated and the Loans and other Obligations are declared immediately due and payable in accordance with Section 8.

“Revolving Loans” means the Loans made or maintained by Lenders to Borrower pursuant to subsection 2.1A(ii) and the Incremental Revolving Loans, if any.

B.	The definition of Consolidated Operating Cash Flow in subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (viii) thereof and replacing it with the following:

“all legal fees and expenses incurred by Borrower and its Subsidiaries with respect to any acquisition or disposition of a Station permitted hereunder as a “like-kind” exchange under

Section 1031 of the Internal Revenue Code or a “reverse like-kind exchange” under the Internal Revenue Code, and”

C.	The following new defined terms are hereby added to subsection 1.1 of the Credit Agreement:

“Effective Date” means the “Effective Date” as defined and used in the Fifth Amendment to this Agreement dated as of April 13, 2007.

“Effective Time” means the “Effective Time” as defined and used in the Fifth Amendment to this Agreement dated as of April 13, 2007.

“Incremental Loan” shall have the meaning set forth in subsection 2.11A.

“Incremental Revolving Loan” shall have the meaning set forth in subsection 2.11A.

“Incremental Revolving Loan Notes” shall have the meaning set forth in subsection 2.11C.

“Pre-Effective Time Credit Agreement” means the Credit Agreement as in effect immediately prior to the Effective Time.

“Pre-Effective Time Term Loans” means the “Term Loans” as defined in the Pre-Effective Time Credit Agreement.

“Replacement Property” shall have the meaning assigned to that term in subsection 2.4B(iii)(a)(4).

“Reverse Like-Kind Exchange Accommodation Titleholder” shall have the meaning assigned to that term in subsection 2.4B(iii)(a)(4).

“Reverse Like-Kind Exchange Permitted Acquisition” shall have the meaning assigned to that term in subsection 2.4B(iii)(a)(4).

D.	The defined term “Incremental Term Loan Commitment Termination Date” is hereby deleted and replaced with the following new definition:

“Incremental Loan Commitment Termination Date” means the earliest of (i) December 31, 2010, (ii) the date of termination of Lenders’ obligations to make Loans and to issue Letters of Credit or permit existing Loans to remain outstanding under this Agreement, and (iii) the date of indefeasible prepayment in full by Borrower of all Obligations and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations, and the permanent reduction of all Commitments to zero dollars ($0).

E.	The defined term “Notice of Incremental Term Loan Request” is hereby deleted and replaced with the following new definition:

“Notice of Incremental Loan Request” has the meaning set forth in subsection 2.11B.

F.	Subsection 2.1(A) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(i) Term Loans. Each Lender having a Term Loan Commitment (as defined in the Pre-Effective Time Credit Agreement) severally agrees (a) to continue its Pre-Effective Time Term Loans as Term Loans hereunder at the Effective Time (and Borrower hereby agrees to such continuation), and/or (b) to lend to Borrower (and Borrower agrees to borrow) on the Effective Date an amount as a Term Loan hereunder, so that, after giving effect to the making of all such Term Loans of all Lenders and such continuation of Pre-Effective Time Term Loans, each Lender having a Term Loan Commitment will make and/or hold, as the case may be, a Term Loan in the amount of its Pro Rata Share of the aggregate amount of the Term Loan Commitments, to be used for the purposes identified in subsection 2.5A. The amount of each Lender’s Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed to the Fifth Amendment to this Agreement dated as of April 13, 2007, the aggregate amount of the Term Loan Commitments is One Hundred Twenty-Eight Million Fifty-Five Thousand Five Hundred Fifty-Five and 55/100 Dollars ($128,055,555.55), and the aggregate amount of the Term Loan Commitments to be drawn or continued on the Effective Date after giving effect to the preceding clauses (a) and (b) is One Hundred Twenty-Eight Million Fifty-Five Thousand Five Hundred Fifty-Five and 55/100 Dollars ($128,055,555.55); provided that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Upon funding of the Term Loan Commitment by a Lender, such Lender’s Term Loan Commitment shall expire immediately and without further action on the date hereof. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

(ii) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrower from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender’s Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Revolving Loan Commitments is One Hundred Two Million One Hundred Thirty-One Thousand Nine Hundred Forty-Four and 45/100 Dollars ($102,131,944.45); provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Subject to reduction of the Revolving Loan Commitments pursuant to subsection 2.4, amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

G.	Schedule 2.1 to the Credit Agreement is hereby amended by deleting the present text thereof and substituting in its place the new Schedule 2.1 attached to this Amendment.

H.	Subsection 2.2(A) of the Credit Agreement is hereby amended by deleting the present text of the third paragraph thereof (including the table set forth therein) and substituting in its place the following:

With respect to Term Loans and Revolving Loans, the “Applicable Margin” for each Base Rate Loan and LIBOR Rate Loan shall be the percentage set forth below for that type of Loan based upon the Consolidated Total Debt Ratio as set forth and adjusted below:

Consolidated Total Debt Ratio	Applicable Margin
	Base Rate Loan	LIBOR Rate Loan
Greater than or equal to 5.50:1.00	0.250%	1.500%

Greater than or equal to 5.00:1.00 but less than 5.50:1.00	0.000%	1.250%

Greater than or equal to 4.50:1.00 but less than 5.00:1.00	0.000%	1.000%

Less than 4.50:1.00	0.000%	0.750%

I.	Subsection 2.2(B)(v) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(v) no Interest Period with respect to any portion of the Term Loans shall extend beyond June 30, 2015, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

J.	Subsection 2.4(A) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(i) Scheduled Payments of Term Loans. Borrower shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:

Quarter Ending	Scheduled Repayment of Term Loans
June 30, 2009	$1,600,694.44
September 30, 2009	$1,600,694.44
December 31, 2009	$1,600,694.44
March 31, 2010	$1,600,694.44

Quarter Ending	Scheduled Repayment of Term Loans
June 30, 2010	$1,600,694.44
September 30, 2010	$1,600,694.44
December 31, 2010	$1,600,694.44
March 31, 2011	$1,600,694.44
June 30, 2011	$2,561,111.11
September 30, 2011	$2,561,111.11
December 31, 2011	$2,561,111.11
March 31, 2012	$2,561,111.11
June 30, 2012	$2,561,111.11
September 30, 2012	$2,561,111.11
December 31, 2012	$2,561,111.11
March 31, 2013	$2,561,111.11
June 30, 2013	$3,201,388.89
September 30, 2013	$3,201,388.89
December 31, 2013	$3,201,388.89
March 31, 2014	$3,201,388.89
June 30, 2014	$3,201,388.89
September 30, 2014	$3,201,388.89
December 31, 2014	$3,201,388.89
March 31, 2015	$3,201,388.89
June 30, 2015	$69,150,000.00

; provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); provided, further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than June 30, 2015, and the final installment payable by Borrower in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Term Loans.

(ii) Scheduled Reductions of Revolving Loan Commitments. The Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts set forth below:

Quarter Ending	Scheduled Reduction of Revolving Loan Commitments
June 30, 2013	$5,106,597.22
September 30, 2013	$5,106,597.22
December 31, 2013	$5,106,597.22
March 31, 2014	$5,106,597.22
June 30, 2014	$5,106,597.22
September 30, 2014	$5,106,597.22
December 31, 2014	$5,106,597.22
March 31, 2015	$5,106,597.22
June 30, 2015	$61,279,166.67

; provided that the scheduled reductions of the Revolving Loan Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with subsection 2.4B(iv); and provided, further, that the Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans shall be paid in full no later than the Revolving Loan Commitment Termination Date, and the final installment payable by Borrower in respect of the Revolving Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Revolving Loans.

K.	Subsection 2.4(B)(iii)(a) of the Credit Agreement is hereby amended by adding the following new subsection:

(4) Further, notwithstanding the foregoing provisions of subsection 2.4B(iii)(a)(1), Borrower shall not be required to use the Net Cash Proceeds from the disposition of a Relinquished Station (but only to the extent that such Net Cash Proceeds do not exceed the amount of the purchase price, plus reasonable fees and expenses, paid in connection with the Reverse Like-Kind Exchange Permitted Acquisition) to prepay the outstanding Loans and/or permanently reduce the Revolving Loan Commitments (but shall use such Net Cash Proceeds to repay the outstanding Revolving Loans without a reduction of the Revolving Loan Commitment to the extent required by subsection 2.4B(iii)(a)(1)), provided (A) no Event of Default then exists or would exist after giving effect to the disposition of such Relinquished Station, and (B) Borrower structures the Asset Sale as a Reverse Like-Kind Exchange and in the manner specified below. In connection with effecting a Reverse Like-Kind Exchange, Borrower shall (A) enter into a loan arrangement permitted by IRS Rev. Proc. 2000-37 with one or more entities formed to serve the function of an exchange accommodation titleholder in the Reverse Like-Kind Exchange (each, a “Reverse Like-Kind Exchange Accommodation Titleholder”), pursuant to loan documentation that is reasonably satisfactory to the Administrative Agent, (B) secure and assign to the Reverse Like-Kind Exchange Accommodation Titleholder a contractual right to acquire the assets of a Station or Stations identified by Borrower as a Permitted Acquisition (the “Replacement Property”), (C) secure a contractual right to receive the Replacement Property from the Reverse Like-Kind Exchange Accommodation Titleholder on terms reasonably satisfactory to the

Administrative Agent (the “Reverse Like-Kind Exchange Permitted Acquisition”), and (D) prior to advancing any funds to the Reverse Like-Kind Exchange Accommodation Titleholder in connection with such loan arrangement, deliver to the Administrative Agent a First Priority security interest in all contractual rights of Borrower against the Reverse Like-Kind Exchange Accommodation Titleholder, including, without limitation, the loan documentation and purchase rights referenced in (A), (B) and (C) above. In the event the Reverse Like-Kind Exchange is not consummated within the time periods required by IRS Rev. Proc. 2000-37, then the Net Cash Proceeds shall be applied as provided for in subsection 2.4B(iii)(a)(1) hereof.

L.	Subsection 2.4(B)(iii)(d) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(d) Prepayments and Reductions from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2007), then no later than one hundred twenty (120) days after the end of such Fiscal Year, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow if (y) any Event of Default has occurred and is continuing or (z) if the Consolidated Total Debt Ratio at the end of such Fiscal Year is greater than or equal to 5.50:1.00; provided, however, that if neither of the foregoing clause (y) or (z) is applicable, no payments shall be required hereunder with respect to Consolidated Excess Cash Flow.

M.	Subsection 2.5(A) of the Credit Agreement is hereby amended by deleting the present text of the first sentence thereof in its entirety and substituting in its place the following:

The proceeds of the Term Loans and the Revolving Loans shall be applied by Borrower to (i) refinance the Indebtedness under the Pre-Effective Time Credit Agreement, (ii) pay the purchase price and related fees and expenses for Permitted Acquisitions, and (iii) provide financing for working capital and other general corporate purposes of Borrower and its Subsidiaries; provided that, at the Effective Time, Twenty-Eight Million Fifty-Five Thousand Five Hundred Fifty-Five and 55/100 Dollars ($28,055,555.55) of the proceeds of the additional Terms Loans made at such time shall be applied to reduce the outstanding Revolving Loans.

N.	Subsection 2.11 of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

A. Borrower shall have the right, from time to time on or before the Incremental Loan Commitment Termination Date, to request additional term loans (each an “Incremental Term Loan,” and, collectively the “Incremental Term Loans and “Term Loans” shall thereafter be deemed to include all Incremental Term Loans) and/or revolving loans (each an “Incremental Revolving Loan,” and, collectively the “Incremental Revolving Loans” and “Revolving Loans” shall thereafter be deemed to include all Incremental Revolving Loans) pursuant to an incremental facility (the “Incremental Facility”); provided, that at the time any Incremental Term Loan and Incremental Revolving Loan (each an “Incremental Loan,” and, collectively the “Incremental Loans”) is made pursuant to the Incremental Facility, (a) no Event of Default or Potential Event of Default shall have occurred and be continuing or result from the making of such Incremental Loan; (b) Borrower shall have delivered to Administrative Agent (1) a Compliance Certificate certifying, among other things, that

Borrower is, as of the date of such Incremental Loan and after giving effect to both such Incremental Loan and the Permitted Acquisition, if any, for which the proceeds of such Incremental Loan will be used, in compliance with all terms and conditions contained in this Agreement and the other Loan Documents, including the financial covenants set forth in this Agreement, accompanied by a written calculation, in detail satisfactory to Administrative Agent, of such financial covenant compliance and (2) such other information as may be required by Administrative Agent or any Lender; (c) the principal amount of the requested Incremental Loan shall be at least Ten Million Dollars ($10,000,000) and the aggregate original principal amount of all Incremental Loans outstanding (excluding any Term Loans borrowed on the Effective Date) do not exceed an amount equal to Ninety Million Dollars ($90,000,000) minus the original principal amount of the Incremental Loan being requested and Borrower shall be limited to five (5) Incremental Loan requests after the Effective Date; (d) each Incremental Term Loan shall constitute a Term Loan, and each Incremental Revolving Loan shall constitute a Revolving Loan, and (i) rank pari passu in right of payment and of security with the other Term Loans and Revolving Loans, as applicable, and (ii) mature and amortize in a manner reasonably acceptable to the Incremental Loan lenders, but in any event have an average weighted life equal to or longer than the Term Loans and Revolving Loans, as applicable, and mature on a date no earlier than June 30, 2015, provided, that the applicable interest rates may differ from the then existing Term Loans and Revolving Loans; and (e) the proceeds of any Incremental Loan may be used for general corporate purposes, including the purpose of consummating a Permitted Acquisition, provided that the proceeds of Incremental Term Loans of up to Twenty-Five Million Dollars ($25,000,000) of the Incremental Facility that are borrowed by Borrower within six (6) months following the Effective Date may be used by Borrower to repay outstanding Revolving Loans (but not reduce the Revolving Loan Commitments). Notwithstanding anything to the contrary contained herein, all Credit Parties hereby acknowledge and agree that Lenders are not making a commitment herein to make the Incremental Facility available to Borrower. Until such time as the Incremental Loan lenders agree to make the Incremental Facility available to Borrower, the Incremental Facility is and shall remain uncommitted.

B. Borrower shall provide notice to Administrative Agent and each Lender of its desire for an Incremental Loan (a “Notice of Incremental Loan Request”), the proposed amount thereof, whether the request is for a revolving loan and/or a term loan, and specifying the time period within which each Lender is requested to respond (which shall in no event be less than twenty-one (21) days from the date of delivery of such notice to the Lenders). Each Lender shall have the option (in its sole and complete discretion) to subscribe for its Pro Rata Share of such proposed loan under the Incremental Facility; provided, however, that if any Lender has not subscribed for its Pro Rata Share of such proposed Incremental Loan, then Administrative Agent shall be permitted to secure new lenders in respect of such Pro Rata Share.

C. The terms of any Incremental Loan pursuant to the Incremental Facility including, without limitation, the manner in which interest shall be determined, the amount and timing of fees, if any, payable with respect to such Incremental Loan and the amortization schedule relating to such Incremental Loan shall be set forth in a supplement to this Agreement (a “Supplement”) in form and substance reasonably satisfactory to Administrative Agent, executed by Administrative Agent, the Incremental Loan lenders and each Credit Party, provided that the effect of such Supplement, together with all other Supplements made, is not more binding or restrictive on Borrower or beneficial to the Incremental Loan lenders (other than with respect to pricing) than the Term Loans and Revolving Loans, as applicable, are to existing Lenders and Borrower, as applicable. Each Credit Party shall execute and deliver to Administrative Agent such assumptions, guarantees, security documents, opinions and other documents as may be reasonably required by Administrative Agent and Lenders and obligations shall be evidenced, as applicable, by promissory notes substantially in the form of Exhibit X (each, an “Incremental Term Loan Note” and, collectively, the “Incremental Term Loan Notes”) and by promissory notes substantially in the form of Exhibit X-1 (each, an “Incremental Revolving Loan Note” and, collectively, the “Incremental Revolving Loan Notes”), and Borrower shall execute and deliver an Incremental Term Loan Note and an Incremental Revolving Loan Note, as applicable, to each Incremental Loan lender in the principal amount of such lender’s Pro Rata Share of the Incremental Loan being made. Each Incremental Term Loan Note and Incremental Revolving Loan Note shall represent the obligation of Borrower to pay the amount of the applicable Incremental Loan advanced by such lender, together with interest thereon as prescribed in the applicable Supplement.

O.	Subsection 3.1(A)(iii) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(iii) any Letter of Credit having an expiration date later than the earlier of (a) 30 days prior to June 30, 2015, and (b) the date which is one year from the date of issuance of such standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; and provided, further that Issuing Lender shall give notice that it will not extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time Issuing Lender must elect whether or not to allow such extension;

P.	Subsection 7.5(iii) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(iii) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and the Consolidated Total Debt Ratio at such time and immediately prior to and after (on a pro forma basis giving effect to the repurchase) is less than 6.25:1.00 (and Borrower shall have delivered to Administrative Agent a Compliance Certificate to such effect): Borrower may make Cash advances to Holdings or NewHoldco in an amount sufficient to enable Holdings to repurchase and (except for holding the applicable repurchased public Securities as treasury stock) retire or otherwise terminate up to an aggregate of Fifty Million Dollars ($50,000,000) of the public Securities of Holdings during the term of this Agreement;

Q.	Subsections 7.5(iv) and (v) of the Credit Agreement are hereby amended by replacing “6.00:1.00” with “6.25:1.00” in each such subsection.

R.	Subsection 7.6(C) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

C. Maximum Consolidated Total Debt Ratio. Borrower shall not permit the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) Consolidated Operating Cash Flow for the four consecutive Fiscal Quarter period ending as of the last day of such Fiscal Quarter during any of the periods set forth below to exceed the correlative ratio indicated:

Periods	Maximum Consolidated Total Debt Ratio
March 1, 2007 – December 31, 2008	6.25:1.00
January 1, 2009 – December 31, 2009	5.75:1.00
January 1, 2010 – December 31, 2010	5.25:1.00
January 1, 2011 and thereafter	4.75:1.00

S.	Subsection 7.7(v) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(v) Borrower and its Subsidiaries may make Asset Sales of assets having an aggregate, cumulative fair market value not to exceed Forty Million Dollars ($40,000,000) since the Closing Date; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (b) the sole consideration received shall be Cash or Cash and Permitted Sale Notes;

T.	Subsection 7.7(vi) of the Credit Agreement is hereby amended by deleting the present text thereof in its entirety and substituting in its place the following:

(vi) Borrower and its Subsidiaries may make other Asset Sales; provided that either (I) each of the following conditions is satisfied: (a) the assets subject to such Asset Sales, in the aggregate together with all other assets sold pursuant to Asset Sales of the Borrower and its Subsidiaries since the Closing Date did not generate more than 15% of Consolidated Operating Cash Flow taken as a single accounting period (calculated on a cumulative basis since the Closing Date) and excluding for such purpose Borrower’s corporate overhead to the extent deducted in determining net income, (b) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (c) the sole consideration received shall be Cash or Cash and Permitted Sale Notes or (II) Requisite Lenders approve of such Asset Sale;

U.	Subsection 10.6 of the Credit Agreement is hereby amended by inserting “or Incremental Revolving Loan Lenders” after the term “Incremental Term Lenders” in the sixth line thereof.

V.	New Exhibit X-1, Form of Incremental Revolving Loan Note, attached to this Amendment is hereby added to the Credit Agreement.

3. Representations and Warranties. Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

A.	The representations and warranties of Borrower contained in the Credit Agreement, as amended hereby, (i) were true and correct in all material respects when made, and (ii) continue to be true and correct in all material respects on the date hereof, except to the extent such representations and warranties by their terms are made solely as of a prior date.

B.	No Event of Default or Potential Event of Default has occurred and is continuing.

C.	The execution and delivery of this Amendment (i) have been duly authorized by all necessary limited liability company action on the part of Borrower; and (ii) do not result in a breach of or constitute a default under any Contractual Obligation of any Obligor or require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Obligor or the consent or approval of any Governmental Authority.

D.	This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4. Conditions to Effectiveness. This Amendment shall be effective as of April 13, 2007, subject to the satisfaction in full, or waiver by the Administrative Agent in writing on or prior to such date, of the conditions precedent set forth in subsections 4.3 of the Credit Agreement, as applicable, and the following conditions:

A.	Receipt by the Administrative Agent of original or facsimile counterpart signatures to this Amendment, duly executed and delivered by Borrower and all of the Lenders.

B.	Administrative Agent shall have received such management prepared projections for the Corporate Borrowers and their respective Subsidiaries for Fiscal Year 2007 and ending on the June 30, 2015 (representing projections of anticipated results based on assumptions believed to be reasonable as of the Effective Date.

C.	Counsel to Administrative Agent shall have received payment in full for all reasonable legal fees charged, and all reasonable, out-of-pocket costs and expenses incurred, by such counsel in connection with the transactions contemplated under the Credit Agreement and this Amendment to the extent invoiced prior to the Effective Date, and Administrative Agent or its Affiliates shall have received payment in full for all fees, and reasonable, out-of-pocket costs and expenses incurred, that are due and payable by Borrower thereto on or prior to the Effective Date, provided that, with respect to such out-of-pocket costs and expenses (but not such fees), Administrative Agent shall have invoiced the same prior to the Effective Date.

D.	Since December 31, 2006, no event or change has occurred that has caused or evidences, either in any case or in the aggregate a Material Adverse Effect.

E.	Borrower shall have paid an upfront “amendment” fee payable to each current Lender that executes and delivers this Amendment in an amount equal to 0.05% of such Lender’s current Commitment (prior to the effectiveness of this Amendment) under the Pre-Effective Time Credit Agreement, the full amount of which shall be earned and payable to each such Lender for its own account on the Effective Time.

F.	Borrower shall have paid an upfront “new-money” fee payable to each Lender that increases its Commitment from its Commitment set forth in the Pre-Effective Time

Credit Agreement in an amount equal to 0.125% of such increased allocated Commitment, the full amount of which shall be earned and payable to each such Lender for its own account on the on the Effective Time.

The time that this Amendment shall become effective in accordance with the foregoing terms and conditions is referred to herein as the “Effective Time” and the date of such effectiveness is referred to herein as the “Effective Date”.

5.	Miscellaneous Provisions.

A.	Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument. This Amendment shall be deemed one of the “Loan Documents” under the Credit Agreement.

B.	THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

C.	Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

D.	This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:

BEASLEY MEZZANINE HOLDINGS, LLC

By:	/s/ Caroline Beasley
Name:	Caroline Beasley
Title:	Executive Vice President & CFO

LENDERS:

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender and as Administrative Agent

By:	/s/ Naghmen Hashemifard
Name:	Naghmen Hashemifard
Title:	Director

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT; ADDITIONAL SIGNATURE PAGES OF

LENDERS ARE ATTACHED]

LENDERS:

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Naghmen Hashemifard
Name:	Naghmen Hashemifard
Title:	Director

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Todd A. Shipley
Name:	Todd A. Shipley
Title:	Senior Vice President

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

LENDERS:

BANK OF SCOTLAND, as a Lender

By:	/s/ Karen Welch
Name:	Karen Welch
Title:	Vice President

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

LENDERS:

BNP PARIBAS, as a Lender

By:	/s/ Ola Anderssen
Name:	Ola Anderssen
Title:	Director

By:	/s/ Gregg Bonardi
Name:	Gregg Bonardi
Title:	Director

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

LENDERS:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Vice President

By:	/s/ Laurence Lapeyre
Name:	Laurence Lapeyre
Title:	Associate

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Karl Kieffer
Name:	Karl Kieffer
Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

LENDERS:

ING CAPITAL, as a Lender

By:	/s/ William C. James
Name:	William C. James
Title:	Managing Director

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

LENDERS:

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:	/s/ Laurie Blazek
Name:	Laurie Blazek
Title:	Executive Director

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Executive Director

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

LENDERS:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Keith Kubota
Name:	Keith Kubota
Title:	Vice President

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Vipa Chiraprut
Name:	Vipa Chiraprut
Title:	Vice President

[SIGNATURE PAGE TO BEASLEY FIFTH AMENDMENT]

SCHEDULE 2.1

LENDERS’ COMMITMENTS AND PRO RATA SHARES

	Revolving Loan Commitment		Term Loan Commitment		Total	Pro Rata Share
	Amount	Percent	Amount	Percent
Bank of Montreal, Chicago Branch	$18,814,316.26	18.4215784408%	$0.00	0.0000000000%	$18,814,316.26	8.1734743459%

BMO Capital Markets Financing, Inc.	$0.00	0.0000000000%	$15,760,683.74	12.3076922921%	$15,760,683.74	6.8468894879%

Bank of America N.A.[1]	$11,672,222.22	11.4285714258%	$9,777,777.78	7.6355748394%	$21,450,000.00	9.3184903611%

Bank of Scotland	$6,897,222.22	6.7532467507%	$20,000,000.00	15.6182212588%	$26,897,222.22	11.6849186945%

BNP Paribas	$9,550,000.00	9.3506493501%	$15,500,000.00	12.1041214756%	$25,050,000.00	10.8824327993%

Credit Suisse First Boston	$4,795,405.98	4.6953046922%	$4,017,094.02	3.1369931611%	$8,812,500.00	3.8284007602%

General Electric Capital Corporation	$9,550,000.00	9.3506493501%	$13,777,777.78	10.7592190911%	$23,327,777.78	10.1342504610%

ING Barings	$11,672,222.22	11.4285714258%	$9,777,777.78	7.6355748394%	$21,450,000.00	9.3184903611%

Cooperatieve Centrale Raiffeisen- Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	$7,958,333.33	7.7922077885%	$11,666,666.67	9.1106290702%	$19,625,000.00	8.5256584306%

US Bank National Association	$9,550,000.00	9.3506493501%	$8,000,000.00	6.2472885035%	$17,550,000.00	7.6242193864%

Wells Fargo Bank, National Association	$11,672,222.22	11.4285714258%	$19,777,777.78	15.4446854688%	$31,450,000.00	13.6627749118%

Total	$102,131,944.45	100.0000000000%	$128,055,555.55	100.0000000000%	$230,187,500.00	100.0000000000%

[1]	Includes amount of Commitments of Fleet National Bank which merged with and into Bank of America N.A.